Exhibit 10.4

VOTING AGREEMENT

VOTING AGREEMENT, dated as of December 1, 2025 (this “Agreement”), by and between Apimeds Pharmaceuticals US, Inc., a Delaware corporation with offices located at 100 Matawan Road, Suite 325, New Jersey, NJ 07747 (the “Company”) and [         ] (the “Stockholder”).

WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as of December 1, 2025 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have, severally but not jointly, agreed to purchase certain senior convertible notes of the Company (the “Notes”), which will be convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”, as converted, the “Conversion Shares”), in accordance with the terms of the Notes.

WHEREAS, as of the date hereof, the Stockholder owns, directly or indirectly, [______] shares of Common Stock (the “Pre-Merger Shares”) or has the right, following the Transaction Closing (as defined in the Securities Purchase Agreement), to receive [         ] shares of Common Stock (the “Post-Merger Shares”, and together with the Pre-Merger Shares, collectively, the “Stockholder Shares”); and

WHEREAS, as a condition to the willingness of each Investor to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have required that the Stockholder agree, and in order to induce each Investor to enter into the Securities Purchase Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the Stockholder Shares now owned and which may hereafter be acquired by the Stockholder and any other securities of the Company (the “Other Securities”, and together with the Stockholder Shares, the “Stockholder Securities”), if any, which Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the stockholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, the Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, the Stockholder shall vote the Stockholder Securities, which Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote: (a) in favor of the stockholder approval matters described in Section 4(y) of the Securities Purchase Agreement (the “Stockholder Approval”); (b) in favor of any proposal or other corporate action or agreement presented by the Company to such Stockholder, whether at a meeting of the stockholders of the Company or written consent, as applicable, for the benefit of the holders of Notes and/or the Investors (including, without limitation, any increase in the authorized shares of the Common Stock of the Company and/or reverse stock split), and (c) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Securities Purchase Agreement) or which would result in any of the conditions to the Company’s obligations under the Transaction Documents not being fulfilled. The Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents. The obligations of the Stockholder under this Section 1.01 shall terminate immediately upon fulfillment of the obligations required in the Securities Purchase Agreement with respect to the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company and each of the Investors as follows:

SECTION 2.01. Authority Relative to this Agreement. The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder Securities owned by the Stockholder is bound.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

SECTION 2.03. Title to Pre-Merger Shares. As of the date hereof, the Stockholder is the owner of the Pre-Merger Shares, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company. Such Pre-Merger Shares are all the securities of the Company owned, either of record or beneficially, by the Stockholder prior to the Transaction Closing. Such Pre-Merger Shares are owned free and clear of all Encumbrances (as defined below). The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Pre-Merger Shares or Other Securities owned by the Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Stock. Prior to the Transaction Closing, the Stockholder hereby covenants and agrees that the Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney (other than to the proxy designated by the Company for purposes of voting as directed by the Stockholder at any meeting of stockholders) with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Stockholder Securities, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

SECTION 3.02. Company Cooperation. Prior to the Transaction Closing, the Company hereby covenants and agrees that it will not, and the Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Stockholder Securities subject to this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. The Stockholder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Stockholder (other than the Securities Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholder with respect to the subject matter hereof.

SECTION 4.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

SECTION 4.07. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.08. Termination. This Agreement shall automatically terminate at such time as the later of (x) the Additional Closing Expiration Date (as defined in the Securities Purchase Agreement and (y) such time no Notes remain outstanding.

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IN WITNESS WHEREOF, the Stockholder and the Company have duly executed this Voting Agreement as of the date first written above.

THE COMPANY:

APIMEDS PHARMACEUTICALS US, INC.

By:
	Name:	Erik Emerson
	Title:	President

Address: 100 Matawan Road, Suite 325, New Jersey, NJ 07747

STOCKHOLDER:

[STOCKHOLDER]

Address: